Exhibit 99.1
PCTEL Posts $14.8 Million in Fourth Quarter Revenue from Continuing Operations
$56.0 Million in Revenue from Continuing Operations for the Year
Bloomingdale, IL March 4, 2010 — PCTEL, Inc. (NASDAQ: PCTI), a leader in propagation and optimization solutions for the wireless industry, announced results for the fourth quarter ended December 31, 2009.
Fourth Quarter Financial Highlights — Continuing Operations
•	$14.8 million in revenue from continuing operations for the quarter, a decrease of 19% over the same period in 2008.

•	GAAP Gross Profit Margin from continuing operations of 47 percent, unchanged from the same period in 2008.

•	GAAP Operating Margin from continuing operations of a negative (4) percent as compared to a negative (87) percent in the same period in 2008. The operating results for the fourth quarter 2008 included a $16.7 million impairment of goodwill related to its past acquisitions that comprise its Broadband Technology Group. Without the impairment charge the GAAP operating margin for the fourth quarter of 2008 would have been positive 5 percent.

•	Non-GAAP Operating Margin from continuing operations of 4 percent versus 12 percent in the same period in 2008. The Company’s reporting of non-GAAP operating margin excludes expenses for restructuring, gain or loss on sale of assets, stock based compensation, amortization and impairment of intangible assets and goodwill related to the Company’s acquisitions.

•	GAAP net loss from continuing operations of $(572,000) for the quarter, or $(0.03) per share, compared to a net loss of $(10.8) million, or $(0.61) per diluted share for the same period in 2008. The $11 million difference is primarily attributed to the fourth quarter 2008 impairment of goodwill net of tax.

•	Non-GAAP net income from continuing operations of $662,000 for the quarter, or $0.04 per diluted share compared to $568,000 of net income, or $0.03 per diluted share, for the same period in 2008. The Company’s reporting of non-GAAP net income excludes expenses for restructuring, gain or loss on sale of assets, stock based compensation, amortization and impairment of intangible assets and goodwill related to the Company’s acquisitions, and non-cash related income tax expense.

•	The company acquired Ascom’s scanning receiver operation and the distribution rights and intellectual property (IP) associated with Wider Networks’ interference management product line in the fourth quarter 2009. There were no significant operating results in the fourth quarter, due to the timing of the transactions.

•	$75.6 million of cash, short-term investments, and long-term investments at December 31, 2009, a decrease of $2.9 million from the quarter ended September 30, 2009. During the fourth quarter the company paid out cash of $4.3 million for the Ascom scanning receiver acquisition, $800,000 related to the distribution rights and patented technology in the IP litigation settlement with Wider Networks, and approximately $1.0 million for the repurchase of 167,000 common shares pursuant to its stock buyback program. The company generated approximately $3.2 million in cash and investments from all other sources during the quarter. Additionally, the company received the final liquidation payment during the fourth quarter from its investment in Bank of America’s Columbia Strategic Cash Portfolio Fund.
“We were pleased with the third, consecutive quarterly increase in revenues,” said Marty Singer, PCTEL’s Chairman and CEO. “The migration to 4G technologies is beginning to fuel the growth of our GPS and WiMax antennas. This transition also creates additional demand for our new LTE scanning receivers which are utilized in early network deployment, network optimization, and drive testing,” added Singer.
The Company completed the sale of its Mobility Solutions Group (MSG) in January, 2008. The Company’s financial statements reflect MSG as a discontinued operation.
CONFERENCE CALL / WEBCAST
PCTEL’s management team will discuss the Company’s results today at 4:30 PM ET. The call can be accessed by dialing (877) 693-6682 (U.S. / Canada) or (706) 679-6397 (International), conference ID: 56182355. The call will also be webcast at http://investor.pctel.com/events.cfm.
REPLAY: A replay will be available for two weeks after the call on either the website listed above or by calling (800) 642-1687 (U.S./Canada), or International (706) 645-9291, conference ID: 56182355.
About PCTEL
PCTEL, Inc. (NASDAQ: PCTI), is a global leader in propagation and wireless network optimization solutions. The company designs and develops software-based radios for wireless network optimization and develops and distributes innovative antenna solutions. The company’s SeeGull® scanning receivers, receiver-based products and CLARIFY® interference management solutions are used to measure, monitor and optimize cellular networks. PCTEL’s SeeGull scanning receivers are deployed in industry leading wireless test and measurement equipment and viewed as an essential wireless data collection tool for cellular network optimization, drive tests, and spectrum clearing. PCTEL develops and supports scanning receivers for LTE, EVDO, CDMA, WCDMA, UMTS, TDS-CDMA and WiMAX networks.
PCTEL’s MAXRAD®, Bluewave™ and Wi-Sys™ antenna solutions address public safety, military, aviation, defense and government applications; SCADA, Health Care, Energy, Smart Grid and Agricultural applications; Indoor Wireless, Wireless Backhaul, and Cellular applications. Its portfolio includes a broad range of WiMAX antennas, WiFi antennas, Land Mobile Radio antennas, and precision GPS antennas that serve innovative applications in telemetry, RFID, in-building, fleet management, and mesh networks. PCTEL provides parabolic antennas, ruggedized antennas, yagi antennas, military antennas, precision aviation antennas and other high performance antennas for many applications. PCTEL’s products are sold worldwide through direct and indirect channels. For more information, please visit the company’s web site www.pctel.com, www.antenna.com, www.antenna.pctel.com, or www.rfsolutions.pctel.com.
PCTEL Safe Harbor Statement
This press release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Specifically, the statements regarding PCTEL’s migration to 4G technologies and opportunities for growth in the future are forward-looking statements within the meaning of the safe harbor. These statements are based on management’s current expectations and actual results may differ materially from those projected as a result of certain risks and uncertainties, including the ability to successfully grow the wireless products business and the ability to implement new technologies and obtain protection for the related intellectual property. These and other risks and uncertainties are detailed in PCTEL’s Securities and Exchange Commission filings. These forward-looking statements are made only as of the date hereof, and PCTEL disclaims any obligation to update or revise the information contained in any forward-looking statement, whether as a result of new information, future events or otherwise.
For further information contact:

John Schoen	Jack Seller	Mary McGowan
CFO	Public Relations	Investor Relations
PCTEL, Inc.	PCTEL, Inc.	Summit IR Group
(630) 372-6800	(630)372-6800	(408) 404-5401

	Jack.seller@pctel.com	mary@summitirgroup.com

PCTEL, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	(unaudited)
	December 31,	December 31,
	2009	2008
ASSETS

Cash and cash equivalents	$35,543	$44,766
Short-term investment securities	27,896	17,835
Accounts receivable, net of allowance for doubtful accounts of $89 and $121 at December 31, 2009 and December 31, 2008, respectively	9,756	14,047
Inventories, net	8,107	10,351
Deferred tax assets, net	1,024	1,148
Prepaid expenses and other assets	2,541	2,575

Total current assets	84,867	90,722

Property and equipment, net	12,093	12,825
Long-term investment securities	12,135	15,258
Goodwill	—	384
Other intangible assets, net	9,241	5,240
Deferred tax assets, net	9,947	10,151
Other noncurrent assets	935	926

TOTAL ASSETS	$129,218	$135,506

LIABILITIES AND STOCKHOLDERS’ EQUITY

Accounts payable	$2,192	$2,478
Accrued liabilities	3,786	6,198

Total current liabilities	5,978	8,676

Other long-term liabilities	2,172	1,512

Total liabilities	8,150	10,188

Stockholders’ equity:
Common stock, $0.001 par value, 100,000,000 shares authorized, 18,494,499 and 18,236,236 shares issued and outstanding at December 31, 2009 and December 31, 2008, respectively	18	18
Additional paid-in capital	138,141	137,930
Accumulated deficit	(17,122)	(12,639)
Accumulated other comprehensive income	31	9

Total stockholders’ equity	121,068	125,318

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$129,218	$135,506

PCTEL, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
(in thousands, except per share data)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2009	2008	2009	2008
CONTINUING OPERATIONS
REVENUES	$14,786	$18,266	$56,002	$76,927
COST OF REVENUES	$7,822	$9,764	29,883	$40,390

GROSS PROFIT	6,964	8,502	26,119	36,537

OPERATING EXPENSES:
Research and development	2,712	2,590	10,723	9,976
Sales and marketing	1,883	2,335	7,725	10,515
General and administrative	2,430	2,364	9,674	10,736
Amortization of other intangible assets	565	518	2,225	2,062
Restructuring charges	—	(12)	493	353
Impairment of goodwill	—	16,735	1,485	16,735
Loss on sale of product lines and related note receivable	(75)	—	379	882
Gain on sale of assets and related royalties	—	(200)	(400)	(800)

Total operating expenses	7,515	24,330	32,304	50,459

OPERATING LOSS FROM CONTINUING OPERATIONS	(551)	(15,828)	(6,185)	(13,922)
Other income, net	177	(1,472)	919	85

LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND DISCONTINUED OPERATIONS	(374)	(17,300)	(5,266)	(13,837)
Provision (benefit) for income taxes	198	(6,544)	(783)	(14,996)

NET INCOME (LOSS) FROM CONTINUING OPERATIONS	(572)	(10,756)	(4,483)	1,159

DISCONTINUED OPERATIONS
NET INCOME FROM DISCONTINUED OPERATIONS, NET OF TAX PROVISION	—	103	—	37,138

NET INCOME (LOSS)	$(572)	$(10,653)	$(4,483)	$38,297

Basic Earnings per Share:
Income (Loss) from Continuing Operations	$(0.03)	$(0.61)	$(0.26)	$0.06
Income from Discontinued Operations	$0.00	$0.01	$0.00	$1.94
Net Income (Loss)	$(0.03)	$(0.61)	$(0.26)	$2.00

Diluted Earnings per Share:
Income (Loss) from Continuing Operations	$(0.03)	$(0.61)	$(0.26)	$0.06
Income from Discontinued Operations	$0.00	$0.01	$0.00	$1.93
Net Income (Loss)	$(0.03)	$(0.61)	$(0.26)	$1.99

Weighted average shares — Basic	17,446	17,491	17,542	19,158
Weighted average shares — Diluted	17,446	17,491	17,542	19,249

Reconciliation GAAP To non-GAAP Results Of Operations
(unaudited, in thousands except per share information)
Reconciliation of GAAP operating income from continuing operations to non-GAAP operating income from continuing operations (a)

	Three Months Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008
Operating Loss from Continuing Operations	$(551)	$(15,828)	$(6,185)	$(13,922)

(a) Add:
Amortization of intangible assets	565	518	2,225	2,062
Restructuring charges	—	(12)	493	353
Impairment of goodwill	—	16,735	1,485	16,735
(Gain) loss on sale of product lines and related note receivable	(75)	—	379	882
Stock Compensation:
-Cost of Goods Sold	75	88	334	376
-Engineering	143	145	634	582
-Sales & Marketing	101	95	500	609
-General & Administrative	371	407	1,894	2,637

	1,180	17,976	7,944	24,236

Non-GAAP Operating Income	$629	$2,148	$1,759	$10,314

% of revenue	4.3%	11.8%	3.1%	13.4%
Reconciliation of GAAP net income from continuing operations to non-GAAP net income from continuing operations (b)

	Three Months Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008
Net Income (Loss) from Continuing Operations	$(572)	$(10,756)	$(4,483)	$1,159

Add:
(a) Non-GAAP adjustment to operating income (loss)	1,180	17,976	7,944	24,236
(b) Income Taxes	54	(6,652)	(1,262)	(16,660)

	1,234	11,324	6,682	7,576

Non-GAAP Net Income	$662	$568	$2,199	$8,735

Basic Earnings per Share:
Income from Continuing Operations	$0.04	$0.03	$0.13	$0.45

Diluted Earnings per Share:
Income from Continuing Operations	$0.04	$0.03	$0.12	$0.44

Weighted average shares — Basic	17,446	17,491	17,542	19,525
Weighted average shares — Diluted	17,794	17,506	17,862	19,761

This schedule reconciles the company’s GAAP operating income and GAAP net income from continuing operations to its non-GAAP operating income and non-GAAP net income from continuing operations. The company believes that presentation of this schedule provides meaningful supplemental information to both management and investors that is indicative of the company’s core operating results and facilitates comparison of operating results across reporting periods. The company uses these non-GAAP measures when evaluating its financial results as well as for internal planning and forecasting purposes. These non-GAAP measures should not be viewed as a substitute for the company’s GAAP results.

(a)	These adjustments reflect stock based compensation expense, amortization of intangible assets, restructuring charges and impairment charges

(b)	These adjustments include the items described in footnote (a) as well as the non-cash income tax expense